UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       May 9, 2014

VII Peaks Co-Optivist Income BDC II, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-54615	45-2918121
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

100 Pine Street, Suite 500 San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 889-1778

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders on May 9, 2014 (the “Annual Meeting”). At the Annual Meeting, our stockholders (i) elected the persons listed below to serve as directors for a term of one year expiring at the 2014 Annual Meeting of Stockholders and until their successors are duly elected and qualified; and (ii) ratified the appointment of Burr Pilger Mayer, Inc. to serve as our independent registered public accounting firm for 2014.

The matters voted upon at the meeting and results of such voting are set forth below:

Item 1:	The election of two directors for a three year term expiring at the 2017 Annual Meeting
	For	Withheld	Broker Non-Votes

Robert Winspear	1,215,643.0154	8,882.8748	-
James L. Nelson	1,215,643.0154	8,882.8748	-

Item 2:	The ratification of the appointment by the Company of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for 2014

	For	Against	Abstain

	1,205,460.8935	11,519.8932	7,545.1035

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VII Peaks Co-Optivist Income BDC II, Inc.

May 13, 2014

By:	/s/ Gurpreet S. Chandhoke
Gurpreet S. Chandhoke
Chairman of the Board of Directors, Chief Executive Officer and President